UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 6, 2003

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc. Hawaiian Electric Company, Inc.	1-8503 1-4955	99-0208097 99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 93813

(Address of principal executive offices and zip code)

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

Registrant’s telephone number, including area code:

None

(Former name or former address, if changed since last report.)

Item 5.    Other Events

On May 6, 2003, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. TO WEBCAST AND TELECONFERENCE FINANCIAL ANALYST PRESENTATION ON TUESDAY, MAY 13, 2003

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE—HE) today announced that its Tuesday, May 13, 2003, financial analyst presentation in New York will be broadcast live on its website and via teleconference beginning at approximately 12:45 p.m. EST. The event can be accessed through HEI’s website at http://www.hei.com or by dialing (719) 457-2648 for the teleconference call.

An online replay will be available at the same website beginning about two hours after the event and continuing through Tuesday, May 27, 2003. Replays of the teleconference call will also be available approximately two hours after the event through Tuesday, May 27, 2003, by dialing (888) 203-1112, pass code: 498411.

HEI is the largest Hawaii-based company, providing electric utility services to approximately 95% of Hawaii’s residents and a wide array of banking services to consumers and businesses through the state’s third largest bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Eric K. Yeaman	/s/ Richard A. von Gnechten
Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: May 6, 2003	Richard A. von Gnechten Financial Vice President (Principal Financial Officer of HECO) Date: May 6, 2003

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